Calculation of Filing Fee Tables
S-3
Autolus Therapeutics plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	American Depositary Shares (ADSs)	457(a)	21,250,917	$ 1.37	$ 29,113,756.29	0.0001381	$ 4,020.61
Fees to be Paid	2	Equity	American Depositary Shares (ADSs)	457(a)	33,333,333	$ 1.37	$ 45,666,666.21	0.0001381	$ 6,306.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 74,780,422.50		$ 10,327.18
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 10,327.18
			Net Fee Due:						$ 0.00
Offering Note
[1]	These ADSs consist of (i) 17,985,611 unsold ADSs held by BXLS V - Autobahn L.P., and (ii) up to an aggregate of 3,265,306 unsold ADSs that are issuable upon the exercise of outstanding warrants to purchase ADSs held by BXLS V - Autobahn L.P., collectively, the Unsold Blackstone Securities. The Unsold Blackstone Securities had been previously registered pursuant to (i) the registration statement on Form F-3 (File No. 333-264304), or the 2022 Registration Statement and (ii) the registration statement on Form S-1 (File No. 333-287097), or the 2025 Registration Statement. Pursuant to Rule 416 under the Securities Act, the ADSs being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the Unsold Blackstone Securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price of the ADSs is based on the average of the high and low price for ADSs on April 7, 2026, as reported on the Nasdaq Global Select Market.

[2]	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price of the ADSs is based on the average of the high and low price for ADSs on April 7, 2026, as reported on the Nasdaq Global Select Market. These ADSs consist of 33,333,333 unsold ADSs held by BioNTech SE, or the Unsold BioNTech Securities. The Unsold BioNTech Securities had been previously registered pursuant to (i) the registration statement on Form S-3 (File No. 333-278320), or the 2024 Registration Statement and (ii) the 2025 Registration Statement. Pursuant to Rule 416 under the Securities Act, the ADSs being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the Unsold BioNTech Securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Autolus Therapeutics plc	F-3	333-264304	04/15/2022		$ 8,323.08	Equity	American Depositary Shares (ADSs)	21,250,917	$ 29,113,756.29
Fee Offset Claims	2	Autolus Therapeutics plc	S-3	333-278320	03/28/2024		$ 2,004.10	Equity	American Depositary Shares (ADSs)	33,333,333	$ 45,666,666.21
Fee Offset Sources		Autolus Therapeutics plc	F-3	333-264304		04/15/2022						$ 8,323.08
Fee Offset Sources		Autolus Therapeutics plc	S-3	333-278320		03/28/2024						$ 30,848.40
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price of the ADSs is based on the average of the high and low price for ADSs on April 7, 2026, as reported on the Nasdaq Global Select Market. In connection with the registration of the Unsold Blackstone Securities on the 2022 Registration Statement, the registrant paid registration fees of $8,323.08. No additional registration fees were paid for the Unsold Blackstone Securities in connection with the 2025 Registration Statement, which was a post-effective amendment to the 2022 Registration Statement and contained a combined prospectus pursuant to Rule 429 for the Unsold Blackstone Securities and the Unsold BioNTech Securities.

[2]	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price of the ADSs is based on the average of the high and low price for ADSs on April 7, 2026, as reported on the Nasdaq Global Select Market. In connection with the registration of the Unsold BioNTech Securities on the 2024 Registration Statement, the registrant paid registration fees of $30,848.40. No additional registration fees were paid for the Unsold BioNTech Securities in connection with the 2025 Registration Statement, which was a post-effective amendment to the 2024 Registration Statement and contained a combined prospectus pursuant to Rule 429 for the Unsold Blackstone Securities and the Unsold BioNTech Securities.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date